UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 6, 2022	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On October 25, 2021, plaintiff Anthony Franchi (“Plaintiff”) filed a putative stockholder class action complaint in the Court of Chancery of the State of Delaware (the “Court”) against defendants Comtech Telecommunications Corp. (the “Company”), the then-members of Comtech’s Board of Directors (the “Directors”), White Hat Capital Partners LP (“White Hat”) and Magnetar Capital LLC (“Magnetar,” with White Hat, the “Investors” and with White Hat and the Directors, the “Defendants”) under the caption Franchi v. Kornberg et al., C.A. No. 2021-0919-JRS (the “Action”), which was amended on November 1, 2021, in connection with a private investment in public equity (“PIPE”) transaction with funds affiliated with White Hat and Magnetar.

As previously disclosed, certain terms of the PIPE were amended and the Company revised disclosures pertaining to the PIPE in the Company’s proxy statement for its 2021 Annual Stockholder Meeting, all in order for the parties, on November 10, 2021, to file a Stipulation and Proposed Order in the Franchi matter. Pursuant to the Stipulation and Proposed Order, among other things, the parties agreed, and the court approved, that the Plaintiff’s claims that the Company's preliminary proxy omitted material information regarding the White Hat and Magnetar investments would be dismissed. The parties further agreed that plaintiff would dismiss claims that the investments’ terms, including the coupon rate, conversion rate and voting rights provisions, were unfair to the Company and its stockholders and constituted an implied voting agreement in connection with the 2021 Annual Stockholder Meeting. While the Company disputed all of Plaintiff’s allegations and believed them to be without merit, the Company believed that entering into the aforementioned Stipulation and Proposed Order would avoid unnecessary litigation and is in the best interests of the Company's stockholders.

On November 12, 2021, the Court entered an order dismissing the Action as moot and retaining jurisdiction solely for the purpose of adjudicating the anticipated application of Plaintiff’s counsel for an award of attorneys’ fees and reimbursement of expenses. On April 4, 2022, the Company subsequently agreed to pay $1,100,000.00 to Plaintiff’s counsel in full satisfaction of the claim for attorneys’ fees and expenses in the Action (the “Mootness Fee”). That payment was made on May 6, 2022.

On May 3, 2022, the Court entered an order closing the case, subject to the Company paying the Mootness Fee and filing an affidavit with the Court confirming that this notice has been issued. In entering the order, the Court was not asked to review, and did not pass judgment on, the payment of the attorneys’ fees and expenses or their reasonableness.

The payment of the Mootness Fee was not material and did not have a material adverse effect on the Company's consolidated results of operations and financial condition. This Current Report on Form 8-K is being filed in accordance with the Court order closing the case in order to provide notice to the Company’s stockholders of the fee payment to Plaintiff’s counsel.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMTECH TELECOMMUNICATIONS CORP.
Dated:    May 6, 2022
By:    /s/ Michael A. Bondi
Name:    Michael A. Bondi
Title:    Chief Financial Officer